UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2023

Surgery Partners, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Seven Springs Way, Suite 600

Brentwood, Tennessee 37027

(Address of Principal Executive Offices) (Zip Code)

(615) 234-5900

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SGRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2023 (the “Closing Date”), SP Holdco I, Inc., a Delaware corporation (“Holdings”), and Surgery Center Holdings, Inc., a Delaware corporation (the “Borrower”), each a wholly owned subsidiary of Surgery Partners, Inc. (“Surgery Partners” or the “Company”), entered into a credit agreement with Jefferies Finance LLC, as administrative agent and collateral agent, and the other financial institutions party thereto from time to time (the “Credit Agreement”), providing for a $1,400 million senior secured term loan (the “Term Loan”) and a $703.75 million revolving credit facility (the “Revolver” and, together with the Term Loan, the “New Credit Facilities”).

The Term Loan was fully drawn on December 19, 2023 and the proceeds thereof were used (i) to repay in full the amounts outstanding under the Borrower’s then existing senior secured term loan due 2026 and revolving credit facilities, (ii) to pay fees and expenses in connection with the foregoing and (iii) for general corporate purposes. The Revolver may be utilized for working capital, capital expenditures and general corporate purposes.

Subject to certain conditions and requirements set forth in the Credit Agreement, the Borrower may request one or more additional incremental term loan facilities and/or incremental revolving credit commitments, which may be of the same class as any then-existing term loans or then-existing revolving commitments, in an aggregate amount up to (i) the greater of (x) $521 million and (y) 100% of Consolidated EBITDA (as defined in the Credit Agreement) on a pro forma basis for the most recent test period then ended plus (ii) an unlimited additional amount if, on a pro forma basis after the incurrence of such amount (x) such incremental facility ranks pari passu in right of security on the collateral with the obligations under the New Credit Facilities, the first lien net leverage ratio as of the last day of the most recently ended test period does not exceed 3.50:1.00, (y) such incremental facility ranks junior in right of security on the collateral to the obligations under the Term Loan and Revolver, at the Borrower’s election, (A) the secured net leverage ratio as of the last day of the most recently ended test period does not exceed (I) 4.00:1.00 or (II) the secured net leverage ratio for the most recently ended test period as of immediately prior to such incurrence of such incremental facility or (B) the interest coverage ratio is less than the lesser of (I) 1.75:1.00 and (II) the interest coverage ratio for the most recently ended test period as of immediately prior to such incurrence of such incremental facility and (z) such incremental facility (1) is secured by liens on assets that do not constitute collateral under the Credit Agreement, (2) ranks junior in right of security on the collateral to the obligations of any other indebtedness that ranks junior in right of security on the collateral to the obligations under the Term Loan and Revolver and/or (3) are unsecured, at the Borrower’s election, (A) the total net leverage ratio as of the last day of the most recently ended test period does not exceed (I) 5.75:1.00 or (II) the total net leverage ratio for the most recently ended test period as of immediately prior to such incurrence of such incremental facility or (B) the interest coverage ratio is less than the lesser of (I) 1.75:1.00 and (II) the interest coverage ratio for the most recently ended test period as of immediately prior to such incurrence of such incremental facility. Interest on the Term Loan shall bear interest at a rate per annum equal to (x) the forward-looking term rate based on Secured Overnight Financing Rate (“Term SOFR”) plus 3.50% per annum or (y) an alternate base rate (which will be the highest of (i) the prime rate plus, (ii) 0.5% per annum above the federal funds effective rate and (ii) Term SOFR plus 1.00% per annum (which shall not be less than 1.00%) (the “Base Rate”)) plus 2.50% per annum. Interest on any loans drawn under the Revolver shall bear interest at a rate per annum equal to (x) Term SOFR plus 3.25% per annum or (y) the Base Rate plus 2.25% per annum. In addition, the Borrower is required to pay a commitment fee ranging from 0.50% to 0.25% per annum, depending on the Borrower’s first lien net leverage ratio, in respect of unused commitments under the Revolver.

The Term Loan amortizes in equal quarterly installments of 0.25% of the aggregate original principal amount of the Term Loan (such amortization payments will commence on or around the last business day of the fiscal quarter ending June 30, 2024). The Term Loan requires mandatory prepayments (a) subject to the right of reinvestment and certain other exceptions, in amounts equal to 100% of the net cash proceeds from certain asset sales and casualty and condemnation events and (b) subject to certain exceptions, in amounts equal to 100% of the net cash proceeds of certain indebtedness, the incurrence of which was not permitted under the Credit Agreement at the time incurred. Commencing with the Borrower’s fiscal year ending December 31, 2024, the Term Loan is also subject to an annual mandatory prepayment in an amount equal to a percentage of excess cash flow for the applicable fiscal year that will depend on the first lien net leverage ratio as of the last day of the applicable fiscal year.

Voluntary prepayments of the Term Loan and reductions of Revolver commitments are permitted, in whole or in part, with prior notice, without premium or penalty (except solely with respect to the Term Loan, a 1.00% call premium in the case of certain repricing events occurring prior to the sixth month anniversary of the Closing Date). The Term Loan will mature on December 19, 2030. The Revolver will mature on December 19, 2028.

With respect to the Revolver, the Borrower is required to comply with a maximum first lien net leverage ratio of 5.00:1.00, which covenant will be tested quarterly on a trailing four quarter basis only if, as of the last day of the applicable fiscal quarter the Revolver is drawn in an aggregate amount greater than 40% of the total commitments under the Revolver. Such financial maintenance covenant is subject to an equity cure. The Credit Agreement includes customary negative covenants restricting or limiting the ability of the Borrower and its restricted subsidiaries, to, among other things, sell assets, alter its business, engage in mergers, acquisitions and other business combinations, declare dividends or redeem or repurchase equity interests, incur additional indebtedness or guarantees, make loans and investments, incur liens, enter into transactions with affiliates, prepay certain junior debt, and modify or waive certain material agreements and organizational documents, in each case, subject to customary and other agreed upon exceptions. The Credit Agreement also contains customary affirmative covenants and events of default.

The New Credit Facilities are guaranteed, on a joint and several basis, by Holdings and each of the Borrower’s current and future wholly owned domestic restricted subsidiaries (subject to certain exceptions) (the “Subsidiary Guarantors”) and are secured by a first priority security interest in substantially all of Holdings’, the Borrower’s and the Subsidiary Guarantors’ assets (subject to certain exceptions).

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with entering into the New Credit Facilities, the Company terminated the then-existing credit facility, originally dated as of August 31, 2017, and amended on October 23, 2018, March 25, 2019, April 16, 2020, April 22, 2020, January 27, 2021, May 3, 2021, November 19, 2021, August 18, 2022, January 13, 2023 and June 8, 2023, among SP Holdco I, Inc., Surgery Center Holdings, Inc., the other guarantors party thereto from time to time, the lenders party thereto from time to time, and Jefferies Finance LLC, as collateral agent and administrative agent.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of December 19, 2023, by and among SP Holdco I, Inc., Surgery Center Holdings, Inc., Jefferies Finance LLC and the other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2023	Surgery Partners, Inc.

By:	/s/ David T. Doherty
Name:	David T. Doherty
Title:	Executive Vice President and Chief Financial Officer